Consent of Independent Certified Public Accountants

         We have issued our report dated October 15, 1999 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 237 as of August 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
December 27, 1999